Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-65382) pertaining to the Health Management Associates, Inc. Retirement Savings Plan;

(2)	Registration Statement (Form S-8 No. 33-80433) pertaining to the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan and the Health Management Associates, Inc. Stock Option Plan for Outside Directors;

(3)	Registration Statement (Form S-8 No. 333-53602) pertaining to the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan; and

(4)	Registration Statement (Form S-8 No. 333-132037) pertaining to the Health Management Associates, Inc. 2006 Outside Director Restricted Stock Award Plan;

of our reports dated February 24, 2011 with respect to the consolidated financial statements and schedule of Health Management Associates, Inc. and the effectiveness of internal control over financial reporting of Health Management Associates, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

Certified Public Accountants

Miami, Florida

February 24, 2011